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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2004

FIRST STATE BANCORPORATION

(Exact name of registrant as specified in its charter)

NEW MEXICO (State or other jurisdiction of incorporation)	001-12487 (Commission File No.)	85-0366665 (IRS Employer Identification No.)

7900 JEFFERSON, N.E., ALBUQUERQUE, NEW MEXICO (Address of principal executive offices)	87109 (Zip Code)

(505) 241-7500
Registrant’s Telephone Number, including area code

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Item 5. Other Events and Regulation FD Disclosure.

     On March 30, 2004, the Registrant issued a news release announcing it has completed the sale of certain residential mortgage loans obtained in the acquisition of First Community Industrial Bank in 2002. The sale to unrelated third parties included 194 loans with a carrying value of approximately $38.5 million at a price of 97.75 percent. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

Items (a) and (b) are inapplicable.
Item (c) Exhibits.
Exhibit 99.1 News release, dated March 30, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST STATE BANCORPORATION
Date: March 31, 2004	By:	/s/ Christopher C. Spencer
Christopher C. Spencer
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	News release, dated March 30, 2004.